As filed with the Securities and Exchange Commission on August 7, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment #4

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LOVARRA
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

7370

(Primary Standard Industrial Classification Code Number)

35-2618297

(I.R.S. Employer Identification Number)

Kemp House,

152 - 160 City Road,

London EC1V 2NX

United Kingdom

Telephone No.: +442039368036

E-mail: director@lovarra.com

(Address, including zip code, email and telephone number, including area code,

of registrant's principal executive offices)

Business Filings Incorporated

701 S. Carson Street, Suite 200

Carson City, NV  89701

United States of America

Tel: 608-827-5300

(Address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [3]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	5,000,000	$0.015 [1]	$75,000	$9.09 [2]

[1] No exchange or over-the-counter market exists for LOVARRA common stock. The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

 [2] Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended "Securities Act" (Estimated for the sole purpose of calculating the registration fee).

[3] Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

We are an "Emerging Growth Company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"), and will therefore be subject to reduced public company reporting requirements. We are a "shell company" as defined in Rule 405 under the Securities Act of 1933, as amended, and in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on Page 10.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED AUGUST 7, 2019

PROSPECTUS

LOVARRA

A Nevada Corporation

5,000,000 Shares of Common Stock of LOVARRA

$0.015 per share

$75,000 Maximum Proceeds from this Offering

Prior to this offering, there has been no public trading market for our common stock. Our common stock is not presently traded on any market or securities exchange. We are registering 5,000,000 shares of our common stock for sale to the public. We are selling all of the shares. The price for the shares will be $0.015 per share for the duration of the offering. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market or securities exchange. Additionally, we cannot provide any assurance that our common stock will ever be traded on the OTCBB, or on any other exchange. To be quoted on the OTCBB, or another exchange, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangements with any market makers to quote our shares.

No underwriter or person has been engaged to facilitate the sale of shares of common stock being sold in this offering. The offering is being made on a self-underwritten, "best efforts" basis. Our President, Vadim Rata, will sell the shares to his friends and relatives on our behalf. No underwriting commissions or proceeds will be paid for selling the shares on our behalf. We will receive all proceeds from the sale of the shares being registered. There is a minimum of 2 shares each investor will be required to purchase due to the fact that the price per share is $0.015 which is an odd number.

All of the shares being registered for sale hereby will be sold at a price per share of $0.015 for the duration of the offering. Assuming all shares being offered are sold, we will receive $75,000 in gross proceeds. There is no minimum amount we are required to raise from this offering and any funds received will be immediately available to us. Proceeds from the sale of shares in this offering will not be placed in an escrow trust or similar account. There is no guarantee that this offering will raise enough funds for us to implement our business plan. Additionally, there is no guarantee that a public market for our securities will ever develop and you may be unable to sell your shares.

Shares Offered by the Company	Price to the Public	Selling Agent Commissions	Proceeds to the Company
Per Share	$0.015	Not applicable	$0.015
Total (5,000,000 shares)	$75,000	Not applicable	$75,000

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The shares being offered by this prospectus will be offered for a period not to exceed one year from the original effective date of this prospectus.

An investment in our common stock involves a high degree of risk. We urge you to carefully read the "Risk Factors" section beginning on Page 10, where we describe specific risks associated with an investment in LOVARRA and these securities, before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The date of this prospectus is August 7, 2019.

Table of Contents

PROSPECTUS SUMMARY	9
Our Company	9
The Offering	10
Termination of the Offering	11
Terms of the Offering	11
Summary of Financial Information	12
A Cautionary Note on Forward-Looking Statements	12
Being an Emerging Growth Company	12

RISK FACTORS	13
Risks Related to The Offering	13
Risks Related to Our Business	18
Risks Related to Our Common Stock	23

USE OF PROCEEDS	27

DETERMINATION OF OFFERING PRICE	30

DILUTION	30

PLAN OF DISTRIBUTION	31

DESCRIPTION OF SECURITIES TO BE REGISTERED	33
Common Stock	33
Preferred Stock	34
Preemptive Rights and Non-Cumulative Voting	34
Cash Dividends	34

STOCK TRANSFER AGENT	35

LEGAL PROCEEDINGS	35

DESCRIPTION OF BUSINESS	35
Business Development	35
Our Business	36
Employees and Employment Agreements	37

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	37
Company Overview	38
Plan of Operations	38
Liquidity and Capital Resources	40
Off-Balance Sheet Arrangements	42
Intellectual Property	42
Regulatory Matters	42
Environmental Laws	42

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	42

INTERESTS OF NAMED EXPERTS AND COUNSEL	44

FINANCIAL STATEMENTS	45

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	63

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	63
Officers and Directors	63
Background of Officer(s) and Director(s)	63
Involvement in Certain Legal Proceedings	64

EXECUTIVE COMPENSATION	64
Summary of Compensation	64
Long-Term Incentive Plan Awards	65
Employment Agreements	65
Director Compensation	65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	65

CHANGES IN CONTROL	66

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	66

REPORTS TO SECURITY HOLDERS	67

DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT OF 1933 LIABILITIES	67

PART II - INFORMATION NOT REQUIRED IN THIS PROSPECTUS	68

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	68

INDEMNIFICATION OF DIRECTORS AND OFFICERS	68

RECENT SALES OF UNREGISTERED SECURITIES	71

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES	71

UNDERTAKINGS	71

SIGNATURES	74

PROSPECTUS SUMMARY

As used in this prospectus, the terms "we," "us," "our," "the Company" or "our Company," refer to LOVARRA unless otherwise indicated.

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Our Company

LOVARRA was incorporated in the State of Nevada as a C Corporation on January 29, 2018 and established a fiscal year-end of December 31st. We are an emerging-growth development-stage company that intends to develop and launch a subscription-based income/expense tracking application. We are also considering developing a secure physical wallet with a Bluetooth-controlled lock on it. The wallet will only open once an expenditure or an earning is added to our tracking application. There can be no assurances that our efforts to develop our proposed service will succeed, or that we will be able to market our proposed service, if developed. The Company has developed its business model but to date has generated no revenues. Neither the Company's management nor any affiliates of the Company or its management have previously been involved in the management or ownership of a development-stage company. Additionally, our sole officer and director has no experience in managing a public company or a company in our intended industry.

Since its incorporation, LOVARRA has not been involved in any mergers, acquisitions or consolidations, nor has the Company any plans, nor does any of its stockholders have any plans, to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company's shareholders have plans or intentions to be acquired. LOVARRA is not a "blank check" registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Our business office is located at: Kemp House, 152 - 160 City Road, London EC1V 2NX, United Kingdom. Our telephone number is: 442039368036 and, our website address is www.LOVARRA.com.

As of December 31, 2018, the end of our most recent fiscal year, we had raised $4,500 through the sale of our common stock. As of June 30, 2019, our liabilities were $8,058. In addition, we anticipate incurring costs associated with this offering totaling approximately $8,500.

As of the date of this prospectus, we have generated no revenues from our business operations.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(a)(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities

Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

The Offering

We have 4,500,000 shares of common stock issued and outstanding and are registering additional 5,000,000 shares of common stock for offering to the public. We will endeavor to sell all 5,000,000 shares of common stock after this registration statement becomes effective. The price at which we offer these shares is fixed at $0.015 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock. For a complete description of the terms and conditions of our common stock, you are referred to the section in this prospectus entitled "Description of Securities to be Registered" beginning on Page 25 of this prospectus.

Shares of common stock offered.	5,000,000
Minimum number of shares to be sold in this offering.	2
Shares of common stock outstanding before the offering. (1)	4,500,000
Shares of common stock outstanding after the offering. (2)(3)	9,500,000

(1)

Prior to this offering, the Company's sole officer and director owned 100% of the outstanding shares of the Company and if all 5,000,000 shares are sold, he will own 47.37% after this offering is completed. As a result, he will have control of the Company.

(2)	The shares being offered by this prospectus will be offered for a period not to exceed twelve months from the original effective date of this prospectus.

(3)

There is no public market for the common shares. The price per share is $0.015. LOVARRA may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if LOVARRA common stock is quoted or granted a listing, a market for the common shares may not develop.

Termination of the Offering

This offering will conclude when all 5,000,000 shares of common stock have been sold, or twelve months after the registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering period for additional 90 days.

Terms of the Offering

Our sole officer and director will personally sell the common stock registered upon this registration statement being declared effective by the Securities and Exchange Commission. The shares shall be offered to his friends, colleagues and family members.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the period stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with the section entitled "Management's Discussion and Analysis or Plan of Operation" and the financial statements and the related notes thereto, included elsewhere in this prospectus.

BALANCE SHEET	As of June 30, 2019
Total Assets	$4,082
Total Liabilities	$8,058
Shareholder's Equity	$(3,976)

OPERATING DATA	January 29, 2018 (Inception) Through June 30, 2019
Revenue	$	Nil
Net (Loss)		$(8,476)
Net (Loss) Per Share	$	Nil

As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since our inception. We have had no operations and have been issued a "going concern" opinion from our auditors, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Being an Emerging Growth Company

LOVARRA is a shell Company within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have fixed assets and real business operations. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or to change the management of the Company.

The Company is an emerging growth company and the Company intends to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jumpstart Our Business Startups Act of 2012.

An issuer remains an emerging growth company until the earliest of:

The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

The last day of the fiscal year following the fifth anniversary of its initial public offering date;

The date on which, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

The date on which, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

The date on which, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

The date on which it is deemed to be a "large accelerated filer", as defined in section 240.12b–2 of Title 17, Code of Federal Regulations, or any successor for that matter.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before investing in our common stock. You are urged to carefully review and consider the section entitled "Risk Factors" beginning on Page 10 of this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, resulting in the loss of all or part of your investment. In the event our common stock fails to become publicly traded, you may also lose all or part of your investment.

Risks Related to The Offering

AS THERE IS A SMALL MINIMUM FOR OUR OFFERING, IF ONLY A FEW PERSONS PURCHASE SHARES, THEY WILL LOSE THEIR INVESTMENT WITHOUT THE COMPANY BEING ABLE TO MAKE A SIGNIFICANT ATTEMPT TO IMPLEMENT ITS BUSINESS PLAN.

Since there is only a minimum of 2 shares that must be sold directly by the company under this offering, if a limited number of shares are sold, we may not have enough capital to fully implement our proposed plan of operations. As such, we may not be able to meet the objectives we state in this prospectus or eliminate the "going concern" modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the development and growth of our business and may cause our business to fail. If our business fails, investors will lose their entire investment.

WE ARE A DEVELOPMENT-STAGE COMPANY AND WE HAVE A SHORT OPERATING HISTORY. THEREFORE, WE MAY NEVER BE ABLE TO CARRY OUT OUR PROPOSED PLAN OF OPERATIONS OR ACHIEVE ANY SIGNIFICANT REVENUE OR PROFITABILITY.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful development and implementation of our proposed income/expense product and its successful marketing and sale, which are subject to numerous risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and investors may lose their entire investment.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through Vadim Rata, our sole officer and director, who will receive no commissions or other remuneration from any sales made. Mr. Rata will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless Mr. Rata is successful in selling all of the shares and we receive the maximum amount of proceeds from this offering, we may have to seek alternative financing to implement our plan of operations.

WE MAY NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED IN THIS OFFERING.

We may not raise sufficient proceeds from this offering to further business development, or to provide adequate cash flow for our planned business activities. As of June 30, 2019, we had cash on hand of $70 and have sustained a net loss of $8,476. We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, the design and development of our proposed income/expense tracking application, business development and marketing costs.

Our sole officer and director, Vadim Rata, has agreed to lend the Company up to $40,000 in funds so it can remain a current issuer. The written agreement with Mr. Rata is filed hereto as Exhibit 10.1. Given past expenditures, the Company will be able to conduct its business with current funding for an additional two to three quarters of a year.

We do not currently have any arrangements for financing and our ability to obtain additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us. Failure to secure additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements for the period from inception to December 31, 2018 have been prepared assuming that we will continue as a going concern. This factor, among others, raise a substantial doubt about our ability to continue as a going concern. Our ability to generate future revenue will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our proposed product and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenue will be in future periods. As such, our independent certified public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should carefully consider our independent certified public accountants' comments when determining if an investment in the company is suitable.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are a company with some operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

WE ARE AN "EMERGING-GROWTH COMPANY" UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

WE HAVE COMMENCED INITIAL OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

Since the incorporation and to the date, we have been involved primarily in organizational activities. We have commenced initial business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.

 We anticipate that we will incur increased operating expenses without realizing significant revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate additional revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have lack of experience in the marketing of online platforms. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our company will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

WE MAY BE UNABLE TO COMPLY WITH DISCLOSURE CONTROLS AND PROCEDURES NECESSARY TO MAKE REQUIRED PUBLIC FILINGS.

Given our limited resources, we may be unable to maintain effective controls to ensure that we are able to make all required public filings in a timely manner. If we are successful in having our common stock listed on a stock exchange or quotation service, and if we do not make all public filings in a timely manner, our shares of common stock may be delisted, and we could also be subject to regulatory action and/or lawsuits by stockholders.

WE ARE IN A COMPETITIVE MARKET, WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche software and website development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful competitors operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

If we are unable to raise additional capital to fund our operations, we will be unable to continue our business activities and you will lose all of your investment.

If we are unable to secure additional capital, at prices acceptable to the Company, we will be unable to continue our business activities.  There can be no assurance that the Company will be successful in obtaining adequate funding from third parties at a cost consistent with the resources of the Company.  If we are unable to continue our business activities, you will lose all of your investment.

BECAUSE WE ARE A SHELL COMPANY, IT WILL LIKELY BE DIFFICULT FOR US TO OBTAIN ADDITIONAL FINANCING BY WAY OF PRIVATE OFFERINGS OF OUR SECURITIES.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Risks Related to Our Business

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

We are entirely dependent on the efforts of Araya Rata, our sole officer and director, because of the time and effort that he devotes to LOVARRA Mr. Rata is in charge of overseeing all business development strategies, supervising any/all future personnel, including any consultants or contractors that we will engage to assist in developing our proposed income/expense product, and the establishment of our future sales and marketing efforts. The loss of Mr. Rata, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. We do not maintain "key person" life insurance on our officers, directors or key employees.

Our success will depend on the performance of Mr. Rata and our ability to attract and motivate other key personnel.

FOREIGN OFFICERS COULD RESULT IN DIFFICULTY ENFORCING RIGHTS.

The officers of the Company are located outside the USA, and as such, investors may have difficulty in enforcing their legal rights under the United States securities laws. Under this Registration Statement and the Offering, the non-US Officers of the Company will be offering shares of LOVARRA to their friends and relatives and the investors. If ever attracted, will be non-US residents. The investors may face certain risks in:

1.

effecting service of process within the U.S. on your officers and directors;

2.

enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against your officers and directors;

3.

enforcing judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws in foreign courts against your officers and directors; and

4.

bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against your officers and directors.

OUR SOLE OFFICER AND DIRECTOR HAS NO DIRECT EXPERIENCE IN SOFTWARE DEVELOPMENT.

Vadim Rata, our sole officer and director, has no direct experience in software development. As a result, he may not be fully aware of many of the specific requirements relating to this area of business. Mr. Rata's decisions and choices may not take into account the business, marketing or sales strategies that are commonly deployed in the industry. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to his lack of experience in these areas. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

WE MAY BE UNABLE TO ACQUIRE OR RETAIN SUBSCRIBERS.

We must acquire customers to subscribe to our proposed income/expense tracking product in order to generate revenue and achieve profitability. If customers do not perceive our proposed income/expense tracking product to be of high value and quality or if we fail to introduce a product that is customized to the needs and interests of our customers, we may not be able to acquire or retain customers.

We believe that many of our subscribers will originate from word-of-mouth and non-paid referrals from other subscribers, and therefore we must ensure that those subscribers remain satisfied and loyal to our company in order to continue receiving those referrals. Once we establish a subscriber base, if our efforts to satisfy our established subscribers are not successful, we may not be able to acquire new subscribers in sufficient numbers to continue to grow our business or we may be required to incur significantly higher marketing expenses in order to acquire new customers.

A decline in the number of subscribers or in subscriber satisfaction would have an adverse effect on our business, financial condition and results of operations.

We currently have no subscribers to our proposed income/expense tracking product. We have not identified any subscribers and we cannot guarantee we ever will have any subscribers. Even if we obtain subscribers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our proposed income/expense tracking product at a price and in a quantity that generates a profit.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE MARKETPLACE FOR THE PRODUCT WE INTEND TO DEVELOP AND SELL.

Since our proposed income/expense tracking product is yet to be developed, other persons may develop the same, or a substantially similar product, and bring it to market before we do. Alternatively, other persons may attempt to copy aspects of our business, including our app and website design, product or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before United States or international trademark offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or the results of operations.

WE PLAN TO CONDUCT INTERNATIONAL BUSINESS TRANSACTIONS AND WILL BE EXPOSED TO LOCAL BUSINESS RISKS IN DIFFERENT COUNTRIES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

We intend to market and sell our proposed income/expense product internationally, and we expect to have customers located in many countries. Our international operations will be subject to the risks inherent in doing business in foreign countries, including, but not necessarily limited to:

·	New and different legal and regulatory requirements in local jurisdictions;

·	Potentially adverse tax consequences, including the imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments;

·	Risk of nationalization of private enterprises by foreign governments;

·	Legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and,

·	Local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

We may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where we intend to do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on our operations and upon our financial condition and results of operations.

Since our proposed income/expense product will be available for subscription over the Internet in foreign countries and we will have customers residing in foreign countries, foreign jurisdictions may require us to qualify to do business in their countries. We may be required to comply with certain laws and regulations of each country in which we conduct business, including laws and regulations currently in place or which may be enacted related to Internet income/expense tracking services available to the residents of each country from online sites located elsewhere.

FAILURE TO COMPLY WITH EXISTING U.S. AND NON-U.S. PRIVACY LAWS AND REGULATIONS, OR THE ENACTMENT OF NEW PRIVACY LAWS OR REGULATIONS, COULD ADVERSELY AFFECT OUR BUSINESS.

A variety of U.S. and non-U.S. laws and regulations govern the collection, use, retention, sharing and security of consumer data. Existing privacy-related laws and regulations are evolving and are subject to potentially differing interpretations. In addition, U.S. and non-U.S. legislative and regulatory bodies may expand current laws or enact new laws regarding privacy matters. We intend to post privacy policies and practices concerning the collection, use and disclosure of subscriber data on our website. Several U.S. states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, U.S. Federal Trade Commission requirements or orders or other U.S. or non-U.S. privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others, or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers and adversely affect our business.

THE FAILURE OF THIRD-PARTY SYSTEMS OR THIRD-PARTY SERVICE AND SOFTWARE PROVIDERS UPON WHICH WE WILL RELY COULD ADVERSELY AFFECT OUR BUSINESS.

We will rely on certain third-party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, Internet service providers and income/expense tracking facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business.

If our arrangement with any third-party is terminated, we may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We plan to host our website and serve all of our potential subscribers from third-party Internet servers, which will be located at various data center facilities. Problems faced by these data center locations or with the network providers with whom they may contract, could adversely affect the experience of our subscribers. If these data centers are unable to keep up with our growing needs for capacity or close without adequate notice, this could have an adverse effect on our business. Any changes in third-party service levels at these data centers or any errors, defects, disruptions, or other performance problems with these services could harm our reputation and adversely affect the performance of our proposed income/expense tracking product. Interruptions in these services might reduce our sales revenues, subject us to potential liability and thereby adversely affect our business, financial condition, results of operations and cash flows.

We cannot guarantee that our website will operate, or our proposed income/expense tracking product will function without interruption or error. We are bound only by the best efforts obligation as regards the operation and continuity of service. Although we are not liable for the fraudulent access to data and/or accidental transmission through viruses or other harmful conduct in connection with the use of our website or proposed product, disruption of our income/expense tracking service would adversely affect our business, financial conditions, results of operations and cash flows.

THERE IS A RISK THAT WE MAY BE UNABLE TO CONTINUE TO PROVIDE OUR PROPOSED INCOME/EXPENSE TRACKING PRODUCT OR CONTINUE OPERATIONS IF WE EXPERIENCE UNINSURED LOSSES OR AN ACT OF GOD.

We may, but are not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by businesses similar to our own. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our computer systems could be rendered inoperable for protracted periods of time, which would impair our ability to maintain our website, market and sell our proposed income/expense product and collect revenues, thus adversely affecting our financial condition.

In the event of a major civil disturbance, our operations could also be adversely affected. If such an uninsured loss should occur, we could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO EFFECTIVELY MANGE THE GROWTH OF OUR COMPANY.

We anticipate experiencing rapid growth in demand for our proposed income/expense product.

We expect the number of our consultants, service providers, and customers to increase over time once we launch our sales and marketing campaign, and we expect our growth to continue for the foreseeable future. The growth and expansion of our business and product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relationships with various consultants, customers, website and app developers and other third parties. To effectively manage the growth of our company, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our future employee and third-party service provider base. Our inability to effectively manage the growth of our company would have an adverse effect on our business, financial condition and results of operations.

WE WILL BE SUBJECT TO PAYMENTS-RELATED RISKS.

We plan to accept payment for subscriptions to our proposed income/expense tracking product using a variety of methods, including credit cards and debit cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. Not being a financial institution, we cannot belong to or directly access credit card associations, such as American Express, VISA, MasterCard, etc. As a result, we will have to rely on banks or payment processors to process transactions for us. If these companies become unwilling or unable to provide these services to us, our business and subscriber services will likely suffer substantial disruption. For certain payment methods, including credit and debit cards, we will be required to pay interchange and other fees, which may increase over time, raise our operating costs and lower our profitability. We will also be subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

Risks Related to Our Common Stock

INVESTING IN THE COMMON STOCK OF OUR COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the shares offered in this prospectus is highly speculative and involves significant risks. Any person who cannot afford the loss of his or her entire investment should not purchase the offered shares. Our business objectives are also speculative, and we may be unable to satisfy those objectives. The shareholders of our company may be unable to realize they may lose their entire investment in our company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

IN THE EVENT THAT OUR SHARES ARE PUBLICLY TRADED, OUR STOCK PRICE MAY BE VOLATILE.

In the event that our shares are publicly traded, the market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the company's control, including the following:

·	Changes in the reliability or availability of our proposed product by us or our potential competitors;

·	Additions or departures of key personnel;

·	The company's ability to execute its business plan;

·	Operating results that fall below expectations;

·	Industry developments;

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the company's common stock.

AS A PUBLIC COMPANY, WE WILL INCUR SUBSTANTIAL EXPENSES.

Upon declared effectiveness of this registration statement by the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters.

Recent Securities and Exchange Commission regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002 has also substantially increased the accounting, legal, and other costs related to becoming and remaining a Securities and Exchange Commission reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the Securities and Exchange Commission and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. As a result, we may not have sufficient funds to grow our operations. Additionally, our failure to comply with the U.S. securities laws could result in private or governmental legal action against the company and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our common stock, and the ability of stockholders to resell their stock.

WE HAVE NOT YET ADOPTED CERTAIN CORPORATE GOVERNANCE MEASURES.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the Securities and Exchange Commission, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of the Sarbanes-Oxley Act, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of these corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

IN THE EVENT THAT OUR SHARES ARE PUBLICLY TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A "PENNY STOCK."

In the event that our shares are publicly traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock," which is subject to various regulations involving disclosures to be given prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock." A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them.

These disclosures require acknowledgement that the investor understands the risks associated with buying penny stocks and can absorb the loss of the entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and an investor may not be able to buy or sell the stock when desired.

IN THE EVENT THAT OUR SHARES ARE PUBLICLY TRADED, FINRA RULES MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Financial Industry Regulatory Authority (FINRA) has adopted rules that relate to the application of the Securities and Exchange Commission's "penny stock" rules and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. In the event that our shares are publicly traded and are considered to be a "penny stock," these FINRA requirements will make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder's ability to resell shares of our common stock.

IF WE ARE DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO SHAREHOLDERS.

In the event of our dissolution, any proceeds realized from the liquidation of our assets will be distributed to shareholders only after all the claims of our creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied.

INVESTORS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH. AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since we have recently formed and have only a limited operating history and no earnings, the price of the offered shares is not based on our past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.015 per common share is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.015 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward-looking share price subsequent to our obtaining a listing on any exchange or becoming quoted on either the Over-The-Counter Bulletin Board or the OTC Markets, if ever.

OUR MANAGEMENT COULD ISSUE ADDITIONAL SHARES OR CREATE AND ISSUE ADDITIONAL CLASSES OF SHARES, THEREBY DILUTING OUR CURRENT SHAREHOLDERS' EQUITY.

We have 70,000,000 authorized shares of common stock with a par value of $0.001 per share, of which 4,500,000 shares of common stock are currently issued and outstanding. If this offering is fully subscribed, 9,500,000 shares of common stock will be issued and outstanding after the offering terminates.

We only have a single class of shares (i.e., common stock) and do not anticipate creating any additional classes of shares in the foreseeable future. Our management could, without the consent of our then existing shareholders, issue substantially more shares or create and issue additional classes of shares, potentially causing a large dilution in the equity position of our then existing shareholders. Additionally, large share issuances by us would generally have a negative impact on our share price. It is possible that, due to additional share issuance or the creation and issuance of additional classes of shares, you could lose a substantial amount, or all, of your investment.

WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR SUBSCRIPTIONS.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or creditors file a petition for involuntary bankruptcy against us, investor funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, investors will lose their investment and their funds will be used to pay creditors and will not be used for developing our business.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on either our common stock, or on any class of preferred stock that may be created and issued, in the foreseeable future. Rather, we plan to retain earnings, if any, for the operation, growth and expansion of our business.

USE OF PROCEEDS

We will receive all proceeds from the sale of the common stock. If all 5,000,000 shares of common stock being offered by us are sold, the total gross proceeds to us would be $75,000.

We intend to use the proceeds from this offering to cover the costs associated with this offering (estimated at $8,500), for the initial funding of our business development and for the purpose of general working capital. There can be no assurances that we will sell any of the securities in this offering. See the section entitled "Use of Proceeds" beginning on Page 26 of this prospectus for more information. As of the date of this prospectus, we have generated no revenues from our business operations.

Our offering is being made on a self-underwritten basis. There is only a minimum number of 2 shares that must be sold in order for the offering to proceed. This condition relates to the fact that the price per share is $0.015 which is an odd number.  The offering price per share is $0.015 for the duration of the offering. The offering is being conducted on a "best efforts" basis and the offering scenarios that follow are for illustrative purposes only. There can be no assurances that we will sell any of the securities in this offering. The actual amount of proceeds, if any, may differ. The following table sets forth the use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$18,750	$37,500	$56,250	$75,000

EXPENSES RELATED TO THIS OFFERING
Legal	$2,000	$2,000	$2,000	$2,000
Auditing	$4,000	$4,000	$4,000	$4,000
Third-party EDGAR Services	$990	$990	$990	$990
Transfer Agent and Certificate Printing	$1,500	$1,500	$1,500	$1,500
U.S. Securities and Exchange Commission Registration Fee	$10	$10	$10	$10
TOTAL OFFERING EXPENSES	$8,500	$8,500	$8,500	$8,500
TOTAL REMAINING NET PROCEEDS	$10,250	$29,000	$47,750	$66,500

EXPENSES TO MAINTAIN OUR REPORTING STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE
Annual auditing and quarterly reviews	$8,500	$8,500	$8,500	$8,500
Third-party EDGAR services	$600	$600	$600	$600
Third-party XBRL expenses	$750	$750	$750	$750
TOTAL REPORTING EXPENSES	$9,850	$9,850	$9,850	$9,850
TOTAL REMAINING NET PROCEEDS	$400	$19,150	$37,900	$56,650

EXPENSES TO DEVELOP, TEST, SUPPORT AND MARKET OUR INCOME/EXPENSE TRACKING PRODUCT
Hire third-party app and web developers to develop our application and website	$100	$2,000	$6,000	$8,000
Hire third parties to perform quality assurance testing and provide support services	$0	$1,500	$5,000	$10,000
Internet marketing	$0	$2,000	$5,000	$10,650
Internet	$0	$1,000	$2,000	$2,000
Telephone and miscellaneous office expenses	$0	$500	$1,000	$2,000
TOTAL DEVELOPMENT, TESTING, SUPPORTING AND MARKETING EXPENSES	$400	$19,150	$37,900	$56,650
TOTAL REMAINING NET PROCEEDS	$0	$0	$0	$0

The actual costs may differ from the estimated figures outlined above. For our expected timeline for completion of our Plan of Operations, see Page 28.

The proceeds received from this offering will not be used, fully or in part, to pay salary or make any other payment to our sole officer and director, Mr. Rata.

The estimated expenses to comply with our obligations under the federal securities laws in connection with the issuance and distribution of the securities in this offering are included in the $8,500 in expenses related to this offering as outlined above.

The U.S. Securities and Exchange Commission registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933, as amended. The fee is $121.20 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .0001212 ($75,000 x .0001212 = $9.09) and has been rounded up to $10 for the purpose of estimating our offering expenses.

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

The above expenditures are defined as follows:

Expenses Related to this Offering: Fees paid to our attorney and independent auditors for the preparation and filing of documents required by the U.S. Securities and Exchange Commission with respect to this registration statement, and other State and Federal documents. Additionally, fees paid to third-party EDGAR services for filing these documents with the U.S. Securities and Exchange Commission and fees paid to the transfer agent for issuing corporate stock and facilitating subsequent stock transactions and oversight, and the U.S. Securities and Exchange Commission registration fee described above.

Expenses to Maintain our Reporting Status for 12 Months after Effective Date: We expect to spend $9,850 per year for auditor's fees in relation to our annual audit and quarterly reviews. We expect to have annual costs related to EDGARization of $600 and XBRL mapping of $750.

For a more detailed description of the expenditures described above, please refer to our Plan of Operations on Page 28.

There is no assurance that we will be able to raise the entire amount of this offering. The chart on Page 28 details how we will use the proceeds if we raise only 25% or 50% or 75% of this offering.

If less than 100% of this offering is sold, we will have to reduce both our development and marketing plans. In order to try to guarantee the success of the development of our business, in this situation we will prioritize spending based on the viability of the Company. Therefore, we will allocate the majority of the funds raised to first hire third-party software developers to develop our income/expense product and, second, to hire third-party web developers to develop our website. Thereafter, if sufficient funds are available, we will invest in hiring third parties to perform quality assurance testing, support services and Internet marketing.

DETERMINATION OF OFFERING PRICE

The price of the current offering is fixed at $0.015 per share for the duration of the offering. As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.015 per share for the duration of the offering. This price is significantly greater than the price paid by our sole officer and director for common equity since the Company's inception on January 29, 2018. Our sole officer and director paid $0.001 per share, a difference of $0.014 per share lower than the share price in this offering. Anyone investing in our common stock through this offering will immediately have significant dilution of his or her common stock.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

The following tables compare the differences of your investment in our shares with the investment of our existing shareholders.

	If 25% of the Shares are Sold ($18,750)	If 50% of the Shares are Sold ($37,500)	If 75% of the Shares are Sold ($56,250)	If 100% of the Shares are Sold ($75,000)
Number of current shares held	4,500,000	4,500,000	4,500,000	4,500,000
Number of new shares issued	1,250,000	2,500,000	3,750,000	5,000,000
Total number of new shares held	5,750,000	7,000,000	8,250,000	9,500,000
The historical net tangible book value	$(3,976)	$(3,976)	$(3,976)	$(3,976)
Net proceeds to the company	$10,250	$29,000	$47,750	$66,500
Net tangible book value after this offering	$6,274	$25,024	$43,774	$62,524
Assumed public offering price per share	$0.015	$0.015	$0.015	$0.015
Net tangible book value per share before this offering	$(0.0009)	$(0.0009)	$(0.0009)	$(0.0009)
Increase (Decrease) attributable to new investors	$0.0020	$0.0045	$0.0062	$0.0075
Net tangible book value per share after this offering	$0.0011	$0.0036	$0.0053	$0.0066
Dilution per share to new stockholders	$0.0139	$0.0114	$0.0097	$0.0084
% dilution	92.73%	76.17%	64.63%	56.12%
Capital contribution by purchasers of shares	$18,750	$37,500	$56,250	$75,000
Capital Contribution by existing stockholders	$4,500	$4,500	$4,500	$4,500
Percentage capital contributions by purchasers of shares	80.65%	89.29%	92.59%	94.34%
Percentage capital contributions by existing stockholders	19.35%	10.71%	7.41%	5.66%
Current Shareholders % after offering	78.26%	64.29%	54.55%	47.37%
Purchasers % after offering	21.74%	35.71%	45.45%	52.63%

PLAN OF DISTRIBUTION

The offering price is fixed at $0.015 per share for the duration of the offering. There is a minimum of 2 shares that we have to sell. There will be no escrow account. All monies received from the offering will be available immediately for our use. This offering will be for a maximum period of twelve months from the effective date of the registration statement and may be extended for additional 90-day periods at our discretion.

Vadim Rata, our sole officer and director, will sell the shares in this offering. We have no intention of inviting broker/dealer participation in this offering. Mr. Rata will contact individuals with whom he has an existing or former business or personal relationship and will solicit their participation in this offering. Mr. Rata will not receive commission from the sale of the shares. Mr. Rata will not register as a broker/dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with our company may participate in the offering of our securities and not be deemed to be a broker/dealer. The conditions are that:

·	The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934, as amended, at the time of his or her participation;

·	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

·	The person is not, at the time of his or her participation, an associated person of a broker/dealer; and,

·

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, in that he or she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Rata has not sold and will not sell our securities during the periods described, except pursuant to this offering. Mr. Rata is not subject to disqualification, is not being compensated in connection with this offering, has not during the past 12 months and is currently not a broker/dealer and is not associated with a broker/dealer. Mr. Rata is presently our sole officer and director and, at the end of the offering, will continue to be an officer and director of our company. Mr. Rata has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

Only after the Securities and Exchange Commission declares this registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings. We will not utilize the Internet to advertise our offering. We will also distribute this prospectus to potential investors at the investment meetings and to friends, relatives and business associates of Mr. Rata, who are interested in a possible investment in this offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of twelve months. We may extend the offering period for additional 90-day periods, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If an investor decides to subscribe for any shares in this offering, that investor must:

·	Deliver a check or certified funds to us; and,

·	Execute and deliver a subscription agreement, which may be accepted or rejected at our sole discretion.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.

Subscriptions for shares in this offering will be accepted or rejected within 48 business hours after receipt. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions.

Regulation M

Vadim Rata, our sole officer and director, will not be purchasing any shares offered under this prospectus. We will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to compliance with Regulation M of the Securities Exchange Act of 1934, amended. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized common stock consists of 70,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the bylaws of our articles of incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

At this time, we have not created nor anticipate creating any class of preferred stock.

The bylaws of our articles of incorporation authorize the board of directors, without stockholder action, to provide for the creation and issuance of preferred stock in one or more classes and to determine with respect to each such class the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto.

Preemptive Rights and Non-Cumulative Voting

Our stockholders do not have preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by our company. Also, our stockholders do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, if fully subscribed, Vadim Rata, our present stockholder will own 47.37% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders.

The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic condition, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest future earnings, if any, in our business operations.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge, no such proceedings are threatened or contemplated by any party.

DESCRIPTION OF BUSINESS

Business Development

We are a development-stage company, incorporated on January 29, 2018 in the State of Nevada, with a fiscal year end of December 31. We lease a property at Kemp House, 152 - 160 City Road, London EC1V 2NX, United Kingdom. Our telephone number is: 442039368036. The only employee of the Company is its sole officer and director, Vadim Rata. We are a development-stage company that intends to develop, market and sell a subscription-based income/expense tracking application service. The management is also discussing providing a secure physical wallet that only opens once an expenditure/earning is reflected in the application. To date, our operations have been limited to researching the marketplace for our proposed income/expense application product possibly connected to a physical wallet and the issues entailed in developing these products, as well as the preliminary design and development of our website. We have not yet implemented our business model or undertaken development of our proposed income/expense product nor the possible physical wallet. To date, we have generated no revenues from our operations. There can be no assurances that our efforts to develop our proposed income/expense service will succeed, or that we will be able to market our proposed income/expense service or the potential physical wallet, if developed.

Our Business

We intend to develop, launch, market and sell (via subscription), what will be (depending on user preferences) the most secure income/expense tracking system available today. We are considering development of a physical wallet with a Bluetooth lock controlled by our application on effectiveness of its functionality, available pricing of the product, designs and materials to use.

The Application

Our proposed LOVARRA Application (LOVARRA) will be an expense and earnings tracker with all modern features. The functionality of our future product shall include but will not be limited the following functionality:

GENERAL:

• Tracking both expenses and income.

• Support for multiple accounts and transfers between them.

• All entries, accounts, tags, parties and groups can be edited or deleted at any time.

• Photo and file attachments.

• Passcode protection to hide your financial data from unwanted eyes.

• Recurring entries, both expenses and earnings, with rich frequency options.

• History to view and adjust your previous entries.

• Tags to organize your entries the way you like.

• Ability to specify vendors/payees and clients/payers (parties).

• Groups to separate your regular expenses from business or holiday trips.

• Time of entries is recorded as well.

REPORTS:

• Instant reports for any period of time and kind of expenses.

• Timeline bar graph reports for days, weeks and months, with whatever filter you set.

• Structure of expenses and income, split by tags, parties, accounts or groups, in percentages and absolute amounts, for any report filter.

• Daily, weekly and monthly averages.

• Reports for particular hours.

• Instant account balances.

• Report filter presets - switch between your favorite reports with just a tap.

MULTIPLE CURRENCIES:

• Full support for over 160 world currencies.

• Quick toggle between the currencies you are using most often.

• Currency conversion, with both automatically retrieved and user-defined exchange rates.

• Adjustable exchange rates update mode to reduce traffic fees (automatic, Wi-Fi only, manual).

EXPORT AND IMPORT:

• Ability to analyze your entries in a spreadsheet using CSV export.

• Backup and restore your data and settings over Wi-Fi or Email.

• Default email address to speed-up exporting via Email.

Why physical wallet?

In future, once we start generating revenues, we plan on developing a physical wallet with a lock on it. The lock will open via Bluetooth at a moment a user makes an entry to the application. That way we will exclude a chance for an expense or an income occur and stay unrecorded, thus, significantly increasing the efficiency of the users’ budget planning and monitoring of their monies. The scope of the project is huge, and we expect it to take at least 12 months to be completed.

Monetization of the project:

We plan on providing one-month free trial for users to look-and-feel its usage comfort and enjoy its design. After that, users will be offered to purchase in-app subscriptions for 6/12/24 months. They will be able to pay simply using a credit/debit card that has been previously linked to the App.

Further, when the business is successful and as the physical wallets are developed, they will be available for sale on our website or purchased through the App.

The wallets will be delivered to their new owners with a promo-code of one-year App subscription.

Monetization from in-app advertisements will also be one of our income sources. We also maintain website at lovarra.com

Employees and Employment Agreements

We have no employees other than our sole officer and director, Vadim Rata. Mr. Rata is not employed elsewhere so has the flexibility and willingness devote all of his time to work on our company and will not be paid a salary nor compensation.

We presently do not have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to our director for time spent as a director.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this registration statement and prospectus.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement and prospectus, particularly in the section entitled "Risk Factors," which begins on Page 10.

Our audited financial statements are stated in U.S. dollars and are prepared in accordance with U.S. generally accepted accounting principles (US GAAP).

Company Overview

We are a development-stage company that intends to provide subscription-based, highly secure expense and earnings tracking application service for personal and corporate use. We have recently commenced business operations and have not generated any revenues to date.

Plan of Operations

Over the twelve-month period commencing upon the effective date of this prospectus, we intend to develop our corporate website and the LOVARRA Application (LOVARRA), in addition to launching sales and marketing activities.

Within 90 days of this prospectus becoming effective we intend to design the look and feel of our website.

On April 25, 2018, we have engaged a third-party design service for developing the general concept of the application. Molly Mossa Pro Ltd. verbally agreed to cooperate with Lovarra on developing general concept of Lovarra’s application. The respective verbal agreement filed herewith as an Exhibit 99.2.

Within 180 days of this prospectus becoming effective, we will hire a third-party development firm to build our website and develop the LOVARRA. We anticipate hiring firms located in Eastern Europe to undertake these tasks. We expect the initial release of the LOVARRA within 270 days of this prospectus becoming effective. We will initially develop the LOVARRA for use on both the iPhone and Android platforms and will seek to develop the LOVARRA for use on Windows and Mac platforms in the future.

Within 270 days of this prospectus becoming effective, we anticipate developing our marketing materials, user guide and sales guide. We will also research publications that cater to our target market and attempt to get editorials in these publications to create additional product awareness. Our marketing efforts will be primarily Internet-based and may include some or all of the following:

·	Display Advertising - Using web banners or banner advertisements placed on third-party websites to drive traffic to our website and thereby increase awareness for our proposed products.

·

Search Engine Marketing - Promoting our website by increasing its visibility in search engines through the use of paid placement, contextual advertising, and paid inclusion, or through the use of free search engine optimization techniques.

·	Search Engine Optimization - Improving the visibility of our website in search engines via "natural" or un-paid ("organic" or "algorithmic") search results.

·	Social Media Marketing – Seeking to increase and gain traffic and attention to our website through creating and maintaining a presence on a variety of social media sites.

Traditional e-product marketing utilizing social media, non-spam e-mail, fax blasts and press releases will also be utilized to increase product awareness. We expect to complete this phase within 360 days of the effective date of this prospectus.

We may attempt to raise additional money through private placements, public offerings or long-term loans in order to expand and enhance our proposed product offerings, enhance our presence in the marketplace, enter into different facets of the marketplace, increase our product sales and grow our business. We will also continue to refine our proposed product and optimize our Interned-based marketing efforts from the market feedback we expect to receive. We do not, at this point in time, have cost or timing estimates for these endeavors.

At present, Vadim Rata, our sole officer and director, through his investment in our common stock, has invested $8,058 in our company. Mr. Rata made a formal additional financial commitment to loan up to $40,000, if required, for the further development of the business. Mr. Rata entered into an interest-free loan agremeent with Lovarra on April 20, 2018. According to it, Mr. Rata agreed to advanced funds to the Company in total amount of $40,000. Such funds shall be used by Lovarra for purposes of development of business. Lovarra will repay the loan to Mr. Rata at such time the management of the Company deems it reasonable. The agreement is filed as Exhibit 10.1 herein. At the present time, we have not made any arrangements to raise additional cash other than through this offering; however, we intend to raise additional capital through private placements once we gain a quotation on the Over-The-Counter Bulletin Board or the OTC Markets, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend development and marketing operations until we do raise the cash or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our development or marketing efforts because we do not have enough capital, we will cease our development and or marketing operations until we raise sufficient funds. Attempting to raise capital after failing in any phase of our development plan could be difficult.

As such, if we cannot secure additional proceeds, we will have to cease operations and investors would lose their entire investment.

We do not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial phases of our plan of operations. Once we are ready to begin development of our application and website, we plan to hire independent consultants to do so.

We have no current plans, preliminary or otherwise, to merge with any other entity.

Operations

During the period from January 29, 2018 (date of inception) to December 31, 2018, we had operating expenses of $615 which included $299 in professional fees for the incorporation of our business and other filings, $272 of general and administrative costs for our day-to-day expenditures, and $44 for rent expenses.

For the three months ended June 30, 2019, we had operating expenses of $3,662 which included $3,324 in professional fees, $316 of general and administrative costs for our day-to-day expenditures, and $22 for rent expenses.  Comparatively, for the three months ended June 30, 2018, we had operating expenses of

$262, which comprised of $150 of professional fees and $112 for general and administrative expenses.  The increase in our operating expenses is due to the fact that we commenced our SEC registration process which resulted in more professional fees and general and administrative costs.

For the six months ended June 30, 2019, we had operating expenses of $7,861 which included $7,324 in professional fees, $493 of general and administrative costs for our day-to-day expenditures, and $44 for rent expenses.  Comparatively, for the six months ended June 30, 2018, we had operating expenses of $262, which comprised of $150 of professional fees and $112 for general and administrative expenses.  The increase in our operating expenses is due to the fact that we commenced our SEC registration process which resulted in more professional fees and general and administrative costs.

During the period from January 29, 2018 (date of inception) to December 31, 2018, we incurred a net loss of $615, or $0.00 loss per share.

For the six months ended June 30, 2019, we incurred a net loss of $7,861, or $0.00 loss per share compared to a net loss of $262, or $0.00 loss per share for the six months ended June 30, 2018.

Liquidity and Capital Resources

As of June 30, 2019, we had cash of $70 and total assets of $4,082, which included prepaid expenses of $3,870 for the general design of our application which will commence in fiscal 2019.  We had liabilities of $8,058, which was comprised solely of amounts owing to our sole officer and director for $8,058.  The amounts owing are unsecured, non-interest bearing, and due on demand.

We believe that we do not have enough cash to satisfy our requirements for the next twelve months and, as such, we will need to raise proceeds through this offering or our sole officer and director will need to make additional financial commitments to our company, neither of which is guaranteed. Our sole officer and director, Vadim Rata, has agreed to lend the Company up to $40,000 in funds so it can remain a current issuer.

The funds will be provided to the Company on a needed basis and in parts, according to the agreement. There is a formal agreement with Mr. Rata filed as Exhibit 10.1 hereto. The company will be able to conduct its business with current funding for an additional three quarters at its rate of expenditure.

In order for us to completely satisfy our cash requirements for the next twelve months, if this offering is not fully subscribed, we will require additional equity financing, most likely in the form of private placements of common stock. There is no additional offering planned at present.

We believe that if subsequent private placements are successful, this may allow us to operate our business to a point where we are generating sales revenues. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our cash requirements for the next twelve months.

If we are unsuccessful in raising the additional proceeds through private placements, we will then have to seek additional funds through debt financing, which would be extremely difficult and perhaps impossible for a new development-stage company to secure. However, if such financing were to be available, because we are a development-stage company with real operations, we would likely have to pay additional costs associated with high-risk loans and be subject to above-market interest rates. At such time as these funds may be required, we would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth in addition to managing the debt load. If we cannot raise additional proceeds through private placements or debt financings, we would be required to cease business operations. As a result, an investor would lose all of their investment.

The staged development of our business operations (including our application and website) will continue over the twelve-month period immediately following the effective date of our Registration Statement. Other than hiring independent consultants to design and develop our application, website and engage in marketing activities, we do not anticipate hiring any other independent consultants. We do not expect to purchase any significant equipment or facilities and we do not anticipate hiring any employees. Our current material commitments include the total costs of the planned offering as provided herein, estimated at $8,500.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no substantial revenues are anticipated until we have completed the financing anticipated in this offering. Accordingly, we must raise cash from sources other than from the sale of our proposed income/expense product.

Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our business strategy and stay in business. If this offering is not fully subscribed, we will likely not have adequate funds for us to operate for at least twelve months.

In addition to raising additional capital, our success or failure will be determined by our ability to launch our application, website and successfully market and sell the LOVARRA product.

Cash Flows

During the six months ended June 30, 2019, we used cash of $7,959 for operating activities. The operating activities were supported by $8,033 of proceeds from financing activities which was a loan from our sole officer and director.  Comparatively, we used $4,220 of cash for operating activities during the period from January 29, 2018 (date of inception) to June 30, 2018 which was financed from $4,525 of proceeds from financing activities which included $4,500 from the issuance of common stock and $25 from our sole officer and director.

We did not have any investing activities during the period from January 29, 2018 (date of inception) to June 30, 2019.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights under trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, we believe that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of data storage. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock.

None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company's common stock for at least twelve months to sell within any three-month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the subject company's common stock then outstanding; or,

2.	The average weekly trading volume of the subject company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of common stock under Rule 144 are also subject to manner of sale provisions, notice requirements, and the subject company must be current in its public information filings.

Under Rule 144(k), a person who is not one of the subject company's affiliates at any time during the twelve months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

We are registering 5,000,000 shares of our common stock under the Securities Act of 1933, as amended, for sale. There is currently one holder of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our articles of incorporation or bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near or foreseeable future.

Shares of our common stock may be subject to rules adopted by the U.S. Securities and Exchange Commission, which regulate broker/dealer practices in connection with transactions in "penny stocks."

"Penny stock" is defined to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker/dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 (or $300,000 jointly with their spouse). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a format prescribed by the U.S. Securities and Exchange Commission. This document provides information about penny stocks and the nature and level of risks in the penny stock marketplace.

The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules the broker/dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker/dealers to trade our securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel is named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock. No expert or counsel was employed on a contingency basis or had, or is to receive, in connection with the offering, any interest, directly or indirectly, in our company.

Nor was any expert or counsel connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception, on January 29, 2018 (date of incorporation) through December 31, 2018, included in this prospectus, have been audited by Saturna Group Chartered Professional Accountants LLP.  Their report is also included in this prospectus and is provided on their authority as experts in accounting and auditing.

Joseph LaCome, our independent legal counsel, has provided an opinion on the validity of our common stock. Their contact information is as follows: 4040 Civic Center Dr #200, San Rafael, CA 94903. Telephone number: 415-847-1944.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. Our audited financial statements are stated in U.S. dollars and are prepared in conformity with U.S. generally accepted accounting principles (US GAAP).

Our financial statements for the period from January 29, 2018, (date of incorporation) to

December 31, 2018, immediately follow:

LOVARRA

Financial Statements

For the Period from January 29, 2018 (date of incorporation) to December 31, 2018

(expressed in U.S. dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Lovarra

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Lovarra (the “Company”) as of December 31, 2018, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period from January 29, 2018 (date of incorporation) to December 31, 2018 and related notes (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2018, and the results of their operations and cash flows for the period from January 29, 2018 (date of incorporation) to December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenues, and has incurred operating losses and negative cash flows from operations since inception. As at December 31, 2018, the Company has an accumulated deficit of $615. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audit, we are required to obtain an understanding of the Company’s internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to fraud or error, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Saturna Group Chartered Professional Accountants LLP

We have served as the Company’s auditor since 2018

Vancouver, Canada

March 26, 2019

LOVARRA Balance Sheet (Expressed in U.S. dollars)
December 31, 2018 $
ASSETS
Current Assets

Prepaid expense and deposits (Note 3)	3,914

TOTAL ASSETS	3,914
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities

Bank indebtedness	4
Due to a related party (Note 5)	25

Total Liabilities	29

Nature of Business and Continuance of Operations (Note 1)
Subsequent Event (Note 7)

Stockholder’s Equity

Common Stock Authorized: 70,000,000 shares of common stock, $0.001 par value 4,500,000 shares issued and outstanding	4,500
Deficit	(615)

Total Stockholder’s Equity	3,885

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	3,914

(The accompanying notes are an integral part of these financial statements)

LOVARRA Statement of Operations and Comprehensive Loss (Expressed in U.S. dollars)
For the period from January 29, 2018 (date of inception) to December 31, 2018 $

EXPENSES

General and administrative	272
Professional fees	299
Rent	44

Total Expenses	615

Net Loss and Comprehensive Loss	(615)

Basic and Diluted Net Loss per Common Share	–

Weighted Average Number of Common Shares Outstanding	3,415,179

(The accompanying notes are an integral part of these financial statements)

LOVARRA Statement of Stockholder’s Equity (Expressed in U.S. dollars)
	Common Stock		Accumulated Deficit $	Total Stockholders' Equity $
	Number of Shares	Amount $

Balance, January 29, 2018 (date of inception)	–	–	–	–

Issuance of common stock	4,500,000	4,500	–	4,500

Net loss for the period	–	–	(615)	(615)

Balance, December 31, 2018	4,500,000	4,500	(615)	3,885

(The accompanying notes are an integral part of these financial statements)

LOVARRA Statement of Cash Flows (Expressed in U.S. dollars)
Period from January 29, 2018 (date of inception) to December 31, 2018 $

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss for the Period	(615)

Changes in Operating Assets and Liabilities:

Prepaid expense and deposits	(3,914)
Due to related party	25

Net Cash Used in Operating Activities	(4,504)

CASH FLOWS FROM FINANCING ACTIVITIES

Bank indebtedness	4
Proceeds from issuance of common stock	4,500

Net Cash Provided by Financing Activities	4,504

Change in Cash	–

Cash, Beginning of Period	–

Cash, End of Period	–

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements)

LOVARRA

Notes to the Financial Statements

For the Period from January 29, 2018 (date of incorporation) to December 31, 2018

(Expressed in U.S. dollars)

Note 1 – Nature of Business and Continuance of Operations

Lovarra (the “Company”) was incorporated on January 29, 2018 under the laws of the State of Nevada. The Company is focused on application development, including an expense and income tracker and a physical wallet with a lock that can be opened via Bluetooth linked by a user application.

Going Concern

These financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to support operations, and the attainment of profitable operations.  As at December 31, 2018, the Company has no revenues, negative cash flows from operating activities, and an accumulated deficit of $615. These factors raise substantial doubt upon the Company’s ability to continue as a going concern. These financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31.

Use of Estimates and Judgments

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

LOVARRA

Notes to the Financial Statements

For the Period from January 29, 2018 (date of incorporation) to December 31, 2018

(Expressed in U.S. dollars)

Note 2 - Summary of Significant Accounting Policies (continued)

Loss Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets.

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and.

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist of bank indebtedness, and amounts due to a related party. The fair value of bank indebtedness is determined based on Level 1 inputs. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

Comprehensive Loss

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at December 31, 2018, the Company had no items that affected comprehensive loss.

LOVARRA

Notes to the Financial Statements

For the Period from January 29, 2018 (date of incorporation) to December 31, 2018

(Expressed in U.S. dollars)

Note 2 - Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In February 2016, Topic 842, Leases was issued to replace the leases requirements in Topic 840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. Earlier application is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Prepaid Expenses and Deposits

December 31, 2018 $

Prepaid Deposit	3,870
Prepaid Rent	44

3,914

Note 4 – Common Stock

On April 20, 2018, the Company issued 4,500,000 shares of common stock to the Chief Executive Officer and Director of the Company for proceeds of $4,500.

Note 5 – Related Party Transactions

As at December 31, 2018, the Company owed $25 to the Chief Executive Officer and Director of the Company.  The amount owing is unsecured, non-interest bearing, and due on demand.

LOVARRA

Notes to the Financial Statements

For the Period from January 29, 2018 (date of incorporation) to December 31, 2018

(Expressed in U.S. dollars)

Note 6 – Income Taxes

The Company is subject to United States federal and state income taxes at an approximate rate of 21%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

2018 $

Income tax recovery at statutory rate	129

Change in valuation allowance	(129)

Income tax provision	–

The significant components of deferred income tax assets and liabilities are as follows:

2018 $

Net operating losses carried forward	129
Valuation allowance	(129)

Net deferred income tax asset	–

The Company has net operating losses carried forward of $615 which may be carried forward to apply against future years’ taxable income, subject to the final determination by taxation authorities, expiring in 2038.

Note 7 – Subsequent Event

The Company has evaluated subsequent events through to the date of issuance of the financial statements, and did not have any material recognizable subsequent events after December 31, 2018 with the exception of the following:

In January 2019, the Company received a loan of $2,953 from the Chief Executive Officer of the Company.  The amounts owing are unsecured, non-interest bearing, and due on demand.

LOVARRA

Condensed Financial Statements

June 30, 2019

(Expressed in U.S. dollars)

(unaudited)

Index

Condensed Balance Sheets

F–1

Condensed Statements of Operations and Comprehensive Loss

F–2

Condensed Statements of Stockholders’ Equity

F–3

Condensed Statements of Cash Flows

F–4

Notes to the Condensed Financial Statements

F–5

LOVARRA Condensed Balance Sheets (Expressed in U.S. dollars)
	June 30, 2019 $	December 31, 2018 $
	(unaudited)
ASSETS
Current Assets

Cash	70	–
Prepaid expense and deposits	4,012	3,914

TOTAL ASSETS	4,082	3,914
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current Liabilities

Bank indebtedness	–	4
Due to related party (Note 3)	8,058	25

Total Liabilities	8,058	29

Nature of Business and Continuance of Operations (Note 1)

Stockholder’s Equity (Deficit)

Common Stock Authorized: 75,000,000 shares, $0.001 par value Issued and outstanding: 4,500,000 shares	4,500	4,500
Deficit	(8,476)	(615)

Total Stockholder’s Equity (Deficit)	(3,976)	3,885

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	4,082	3,914

(The accompanying notes are an integral part of these financial statements)

F-1

LOVARRA Statements of Operations and Comprehensive Loss (Expressed in U.S. dollars) (unaudited)
	Three months ended June 30, 2019 $	Three months ended June 30, 2018 $	Six months ended June 30, 2019 $	For the period from January 29, 2018 (date of inception) to June 30, 2018 $

EXPENSES

General and administrative	316	112	493	112
Professional fees	3,324	150	7,324	150
Rent	22	–	44	–

Total Expenses	3,662	262	7,861	262

Net Loss and Comprehensive Loss	(3,662)	(262)	(7,861)	(262)

Basic and Diluted Net Loss per Common Share	–	–	–	–

Weighted Average Number of Common Shares Outstanding	4,500,000	4,500,000	4,500,000	4,500,000

(The accompanying notes are an integral part of these financial statements)

F-2

LOVARRA Statements of Stockholder’s Equity (Deficit) (Expressed in U.S. dollars) (unaudited)
	Common Stock		Deficit $	Total Stockholders' Equity (Deficit) $
	Number of Shares	Amount $

Balance, December 31, 2018	4,500,000	4,500	(615)	3,885

Net loss for the period	–	–	(4,199)	(4,199)

Balance, March 31, 2019	4,500,000	4,500	(4,814)	(314)

Net loss for the period	–	–	(3,662)	(3,662)

Balance, June 30, 2019	4,500,000	4,500	(8,476)	(3,976)

Balance, January 29, 2018 (date of inception) and March 31, 2018	–	–	–	–

Issuance of common stock	4,500,000	4,500	–	4,500

Net loss for the period	–	–	(262)	(262)

Balance, June 30, 2018	4,500,000	4,500	(262)	4,238

(The accompanying notes are an integral part of these financial statements)

F-3

LOVARRA Statements of Cash Flows (Expressed in U.S. dollars) (unaudited)
	Six months ended June 30, 2019 $	Period from January 29, 2018 (date of inception) to June 30, 2018 $

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the period	(7,861)	(262)

Changes in Operating Assets and Liabilities:

Prepaid expense and deposits	(98)	(3,958)

Net Cash Used in Operating Activities	(7,959)	(4,220)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party	8,033	25
Proceeds from issuance of common stock	–	4,500

Net Cash Provided by Financing Activities	8,033	4,525

Change in Cash	74	305

Cash, Beginning of Period	(4)	–

Cash, End of Period	70	305

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these financial statements)

F-4

LOVARRA

Notes to the Condensed Financial Statements

For the Six Months Ended June 30, 2019 and 2018

(Expressed in U.S. dollars)

(unaudited)

Note 1 – Nature of Business and Continuance of Operations

Lovarra (the “Company”) was incorporated on January 29, 2018 under the laws of the State of Nevada. The Company is focused on application development, including an expense and income tracker and a physical wallet with a lock that can be opened via Bluetooth linked by a user application.

Going Concern

These financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to support operations, and the attainment of profitable operations. As at June 30, 2019, the Company has no revenues, negative cash flows from operating activities, has a working capital deficit of $3,976 and an accumulated deficit of $8,476. These factors raise substantial doubt upon the Company’s ability to continue as a going concern. These financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31.

Use of Estimates and Judgments

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Interim Condensed Financial Statements

These interim condensed financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

F-5

LOVARRA

Notes to the Condensed Financial Statements

For the Six Months Ended June 30, 2019 and 2018

(Expressed in U.S. dollars)

(unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets.

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and.

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist of cash, bank indebtedness, and amounts due to a related party. The fair value of cash and bank indebtedness is determined based on Level 1 inputs. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recently Adopted Accounting Pronouncements

In February 2016, Topic 842, Leases was issued to replace the leases requirements in Topic 840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. Earlier application is permitted.

The adoption of this standard did not have a material impact on the Company’s financial statements, as the Company’s only lease agreement is its rent lease which is applied on a month-to-month basis.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its condensed financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Related Party Transactions

As at June 30, 2019, the Company owed $8,058 (December 31, 2018 - $25) to the Chief Executive Officer and Director of the Company.  The amount owing is unsecured, non-interest bearing, and due on demand.

F-6

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are Saturna Group Chartered Professional Accountants LLP, operating from their office located at Suite 1250, 1066 West Hastings Street, Vancouver, BC, V6E 3X1. There have been no changes in or disagreements with our accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

At each annual meeting of stockholders, qualified directors will be elected to hold office until the next annual meeting of stockholders. Each director will hold office until the expiration of the term for which elected and until a qualified successor has been elected. The officers of our company are appointed by our board of directors and may hold office for such term as prescribed by our board of directors or until such person's death or removal from office.

The name, address, age, and position of our present officer(s) and director(s) is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)

Vadim Rata Str. Petru Rares bl. V1 sc. D, et. 4, ap. 17, Tirgu Frumos, 705300 Romania	25	President, Secretary, Treasurer and Director

On April 2, 2018, Vadim Rata was appointed as our sole Director, Secretary and Treasurer.

Background of Officer(s) and Director(s)

Mr. Rata, aged 25, is a national and citizen of Romania. He graduated from Bucharest Academy of Economic Studies in June 2014. In August 2014, Mr. Rata started his employment at DiraIT, a Bucharest IT firm, where he held a position of junior IT manager. The processes Mr. Rata oversaw included communicating with clients of the company, drafting agreements of engagement and services provision. In May 2016, Mr. Vadim Rata terminated his employment with DiraIT. Later in June 2016, he was hired by Kwiftol and got a position of a business analyst. The responsibilities there included predicting the IT market tendencies for the next quarter and adjusting the company’s business directions accordingly. Mr. Rata quit from Kwiftol in March 2018. Since April 20, 2018, Mr. Rata has served full-time as a President, Treasurer, Secretary and Director of Lovarra and has not been engaged in other kinds of business activities.

Involvement in Certain Legal Proceedings

Mr. Rata, our sole officer and director, has not been involved in any of the following events during the past 5 years:

1.	Any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within 2 years prior to that time;

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or,

4.

Being found by a (i) court of competent jurisdiction (in a civil action), (ii) the Securities and Exchange Commission, or (iii) the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary of Compensation

Since the incorporation we have made no provisions for paying cash and/or non-cash compensation to our sole officer and director.

The following table sets forth the compensation paid by us from inception on January 29, 2018 through the fiscal year ended December 31, 2018. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer(s) up to the effective date of this prospectus. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vadim Rata President, Secretary, Treasurer and Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

We have not paid any other salaries. There are no other stock option plans, retirement, pension, or profit-sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

There are no long-term incentive plans that provide compensation intended to serve as an incentive for performance.

Employment Agreements

At this moment, we have no employees other than our current sole officer and director, Vadim Rata. We do not have any formal employment agreements with Mr. Rata or with any other individual. If there is sufficient cash flow available from our future operations, we may in the future enter into a written employment agreement with our sole officer and director or enter into employment agreements with future key staff members.

Director Compensation

We do not compensate Mr. Rata for his services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by Vadim Rata, our sole officer and director, and the present owners (if any) of 5% or more of our total outstanding shares.

Title of Class	Name and Address of Beneficial Owner (1)	Amount of Shares Owned	Percentage of Shares Owned	Total Price
Common Stock	Vadim Rata	4,500,000	100%	$4,500
Common Stock	All Officers and Directors as a Group (1 person)	4,500,000	100%	$4,500

(1)

The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his share ownership. Mr. Rata is the only "promoter" of our company.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision in our articles of incorporation or bylaws, which would result in a change of control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties have, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that have or will materially affect us, other than as noted in this section:

1.	Any of our directors or officers;

2.	Any person proposed as a nominee for election as a director;

3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

4.	Any of our promoters; and, 66

5.	Any member of the immediate family (including spouse, parents, children, step-parents, step-children, siblings and in-laws) of any of the foregoing persons.

On April 20, 2018, we issued a total of 4,500,000 shares of common stock to Vadim Rata, our sole officer and director, for total cash consideration of $4,500. This was accounted for as a purchase of common stock.

Mr. Rata made a formal additional financial commitment to loan up to $40,000, if required, for the further development of the business. The agreement is filed as Exhibit 10.1 herein.

Our sole director is not independent because he is an executive officer of our company. The determination of the independence of a director has been made using the definition of "independent director" contained under NASDAQ Marketplace Rule 4200(a)(15).

REPORTS TO SECURITY HOLDERS

After we complete this offering, we will not be required to furnish investors with an annual report. Further, we will not voluntarily send investors an annual report. We will be required to file reports with the Securities and Exchange Commission under section 15(d) of the Securities Exchange Act of 1934. These reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at (202) 551-8090 or emailing publicinfo@sec.gov. The Securities and Exchange Commission also maintains an Internet website that will contain copies of the reports we file electronically. The address for the Internet website is www.sec.gov.

DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT OF 1933 LIABILITIES

Our bylaws provide that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our representatives against expenses and shall have the power to advance to each such representative expenses incurred in defending any proceeding to the maximum extent permitted by Nevada law.

Under our bylaws, the term "representative" includes any person who is or was a director, officer, employee or other representative of our company; or is or was serving at the request of our company as a director, officer, employee or representative of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or representative of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation. The term "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.

The term "expenses" includes, without limitation, attorney fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a representative of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

SUBJECT TO COMPLETION, DATED AUGUST 8, 2019

PROSPECTUS

LOVARRA

5,000,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ____________________, 2019, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THIS PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by us, are as follows:

Accounting Fees	Legal Fees	SEC Fees	Miscellaneous Fees	Total Fees
$5,000	$000	$20	$2,850	$8,500

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

·

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

·

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and,

·

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in a specific case upon which a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

·	By our stockholders;

·	By our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

·	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

·	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or,

·	By court order.

Our bylaws provide that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our representatives against expenses and shall have the power to advance to each such representative expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our bylaws, the term "representative" includes any person who is or was a director, officer, employee or other representative of our company; or is or was serving at the request of our company as a director, officer, employee or representative of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or representative of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation. The term "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term "expenses" includes, without limitation, attorneys' fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a representative of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the U.S. Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our independent legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On April 20, 2018, we issued 4,500,000 shares of common stock to Vadim Rata, our sole officer and director, for cash proceeds of $4,500, or $0.001 per share. We issued these 4,500,000 shares of common stock relying on Section 4(2) of the Securities Act of 1933, as amended.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibits
3(i)(*)	Articles of Incorporation of LOVARRA
3(ii)(*)	Bylaws of LOVARRA
5.1(*)	Opinion of Joseph LaCome regarding the legality of the securities being registered.
10.1(*)	Loan Agreement
23.1

Consent of Saturna Group Chartered Professional Accountants LLP, regarding the use of the report of the auditors and the financial statements of LOVARRA in this Registration Statement for the period ending December 31, 2018.

99.1(*)	Form of Subscription Agreement
99.2(**)	Verbal Agreement

(*) – filed previously on May 8, 2019
(**) – filed previously on June 12, 2019

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this, the effective registration statement, to:

a.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
71
b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the effective registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low- or high-end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and,

c.	To include any additional or changed material information on the plan of distribution.

2.

For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned issuer undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchasers by means of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

c.	The portion of any free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and,

d.	Any other communication that is an offer (in the offering) made by the registrant to the purchaser. 72

5.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its independent legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

6.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 8th day of May 2019.

LOVARRA

By:	/s/ Vadim Rata
Vadim Rata
President and Director Principal Executive Officer
Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date: August 8, 2019	By:	/s/ Vadim Rata
Vadim Rata (President and
President and Director Principal Executive Officer
Principal Financial Officer Principal Accounting Officer